EXHIBIT 99.1
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Dear Colleagues:

As we enter our third quarter of fiscal 2008, I want to take this opportunity to provide you with an update on our progress with most of the dimensions of our business.

ORGANIZATIONAL TRANSFORMATION: As you know, earlier in the quarter we launched a realignment that represents one of the most significant transformations for Comverse, Inc. I am confident we now have the structure, leadership, depth in talent, and enthusiasm necessary to serve our customers at the highest level, grow the company over the long run, and provide a rewarding environment for our employees.

Driven by our customer needs and a strategy that will allow us to scale efficiently, we have organized ourselves functionally around four key organizations:

      o A single Comverse Product Group that includes Value-Added Services, Billing and New Domains. This group, led by Dror Bin, is focused on Product Management and Development and the first layer of feature customization with an objective to improve product quality and build upon our competitive advantages with our offers to the marketplace. This organization has established a leadership team and is well on its way to the new Comverse context.

      o One Comverse Services Group to become a single point of contact for delivery, local customization, support and maintenance of all the offers presented to our Billing and VAS customers. Led by Howard Woolf and its leadership team, the Services Group is making progress to ensure major improvements with the delivery of projects to our customers, aligned both geographically and along our Billing and VAS competencies.

      o Comverse's CFG's in all three regions, APAC, Americas, and EMEA, continue to lead our customer facing initiative supported by our Pre-Sales Experts. Eitan Achlow, Ramesh Barasia, and Lauren Wright are leading the regions with a clear objective to improve our business momentum in the marketplace.

      o Comverse's Marketing Group will be responsible for all marketing initiatives of the company. Led by John Bunyan and the new marketing leadership, it will have the responsibility of guiding us through our planning process and provide the glue for the new organization through the key inbound and outbound marketing functions of Strategic Marketing, Portfolio Management and Marketing, and Marketing Communications.

            The Innovation Lab and the CTO office, which provides us with a catalyst for new domains will continue to be part of marketing.

            Netcentrex will continue as a separate business managed by Franck Darmon and under John Bunyan's guidance.


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      o     The rest of our Corporate line functions of Human Resources,
            Finance, Legal, Corporate Development and Business Operations will work in support of this new model ensuring effective change management, financial controls, compliance, development of new market opportunities, and effective operational processes, all in support of scaling Comverse in the future.

The implementation for these changes has been carefully planned and over 100 Comverse leaders have participated in its detailed design, sanctioned by a powerful facilitated session last month in Nashville, Tennessee, during which critical processes were simulated to address real customer interactions to fine tune the processes.

The Change Management Team, led by Lance Miyamoto and Lauren Wright, will stay active to arbitrate all the new organization questions and processes, and to oversee training activities.

Now it's our time to make it work successfully and win the marketplace!

Business Update: Now that we are halfway through the fiscal year, I would also like to provide you with an update on our business.

Our recent business environment indicates slower momentum in the second quarter, in particular at Netcentrex, along with some delayed purchasing decisions in the core business. This slower momentum, along with the foreign exchange headwinds relating to expenses we have experienced, has put pressure on our business performance. Despite the macroeconomic uncertainty, I am encouraged by the enthusiasm generated by our realignment and believe our strengthened organization, combined with our leading market position, should allow us to regain business momentum as we focus on winning throughout our disciplines.

Our industry-leading value-added messaging and content products, and billing and active customer management solutions deliver outstanding value to our network operator customers and are critical to their efforts to sustain and grow ARPU, improve customer satisfaction, monetize their service offerings and lower network operating costs. We have an excellent opportunity to leverage our substantial installed base, serving hundreds of carriers with more than two billion subscribers, along with our market, product, and technology leadership, to deliver even more value to our customers in the future, and position Comverse for growth in the coming years.

FINANCIAL STATEMENTS: Regarding the filing of our financial statements, we continue to make progress with a view to becoming current in our filings as soon as we can. While we had an internal target to be complete with our filings by the fall, the substantial extent of the work and the complexity around revenue recognition, and VSOE in particular, will probably cause us some further delay.

Joe Chinnici and the entire finance team, together with our advisors, are working diligently with the objective of completing the restatement for past periods while establishing the processes that will ensure timely and accurate reporting in the future.


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My call to actions for all employees:

      o     Focus on your customers

      o     Focus on quality in every aspect of what you do

      o     Create the business environment to win.

Good selling,



Andre



















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